EXHIBIT 10.54

                              AMENDMENT NO. 2 TO
                      RAMTRON INTERNATIONAL CORPORATION
                            1999 STOCK OPTION PLAN

Ramtron International Corporation's 1999 Stock Option Plan (the "Plan") shall be amended as follows:

I. The following text is hereby deleted from Section 2.d. of the Plan, entitled "Company":

       "and any 'parent' corporation, whether now or hereafter existing, as defined in Sections 424(e) and
        (g) of the Code."

II. The following sentence is hereby inserted at the end of Section 2.h. of the Plan, entitled "Fair Market Value":

       "Any alternative fair market value pricing method adopted by the Board of Directors shall be stated the Option Agreement and shall be in compliance with the fair market value pricing rules set forth in Section 409A of the Code."

III. The word "Company" is hereby deleted from the text of Section 2.m. of the Plan, entitled "Shares," and replaced with the words "Ramtron
International Corporation."

IV. The term "95%" is hereby deleted from the text of Section 6.d of the Plan, entitled "Exercise Price," and replaced with the term "100%".

V. The following text is hereby inserted into Section 13 of the Plan as new sub-section 13.i. to read in its entirety as follows:

       "i. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any Option grants made hereunder comply with the provisions of
            Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Optionee. This Plan and any Option grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service."

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       "Neither an Optionee nor any of an Optionee's creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section
        409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to an Optionee or for an Optionee's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by an Optionee to the Company or any of its affiliates."

       "If, at the time of an Optionee's separation from service (within the meaning of Section 409A of the Code), (i) the Optionee shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period."

       "Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, an Optionee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on an Optionee or for an Optionee's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold an Optionee harmless from any or all of such taxes or penalties."

Dated: December 8, 2008

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